Exhibit 23.2




     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    ----------------------------------------------------------


To the Board of Directors
DataLogic International, Inc.
Irvine, California

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of DataLogic International, Inc. on Form SB-2, of our report dated March 31, 2006, on the consolidated financial statements of DataLogic International, Inc. as of and for the year ended December 31, 2005. We also consent to the use of Corbin & Company, LLP name as it appears under the caption xperts.

June 22,  2006

/s/ Corbin & Company, LLP
_________________________
Corbin & Company, LLP
Irvine, California